Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports Record Third Quarter EPS from Continuing Operations
AutoNation Invests $50M in Vroom, a Leading Online Car Retailer

•	EPS from continuing operations was $1.24, a record for third quarter results and up 24% compared to third quarter 2017 EPS from continuing operations of $1.00

•	Net income from continuing operations was $112 million, up 15% compared to third quarter 2017 net income from continuing operations of $98 million

•	Same-store used vehicle gross profit was up 6% and same-store Customer Care gross profit was up 7%, each as compared to the same period a year ago

•	AutoNation increases Customer Care Brand Extension initiatives, which include Precision Parts, collision centers, collision parts, and AutoGear

FORT LAUDERDALE, Fla., (October 30, 2018) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported third quarter 2018 net income from continuing operations of $112 million, or $1.24 per share. Third quarter 2017 net income from continuing operations totaled $98 million, or $1.00 per share.
Same-store third quarter 2018 gross profit of $838 million increased by 2% compared to $824 million in the year-ago period, driven by the strength in Customer Care gross profit, used vehicle gross profit, and Customer Financial Services gross profit.

AutoNation and the Future of Automotive
AutoNation’s forward-looking strategy continues to invest in emerging digital technologies, internally and externally, as the mobility space is transforming, to better serve its customers. Today the Company announced a strategic investment in Vroom Inc., one of the largest online car retailers. AutoNation’s investment in Vroom provides a foundation for potential strategic partnership opportunities with experienced and proven e-Commerce executives. The Company’s investment of $50 million represents an ownership stake of approximately 7 percent.

As previously announced, AutoNation recently expanded its partnership with Waymo. AutoNation has the ability to offer its customers in Phoenix, AZ, the use of a Waymo while their personal vehicles are being serviced at AutoNation dealerships. AutoNation locations offer strategic capabilities to maximize the life of Waymo’s self-driving vehicle fleet as they expand.

Brand Extensions
AutoNation increases its focus on Customer Care Brand Extension initiatives, which includes Precision Parts, collision centers, collision parts, and AutoGear. As a part of the Company’s next steps in Brand Extensions, AutoNation also introduced a private label credit card powered by Synchrony. Customers will have the opportunity to use the credit card for the purchase of AutoGear products, automotive maintenance and repair services, and select Customer Financial Services products.

Segment Results
Segment results(1) for the third quarter 2018 were as follows:
Third Quarter 2018 Segment Results

•	Domestic – Domestic segment income(2) was $67 million compared to year-ago segment income of $69 million, a decrease of 3%.

•	Import – Import segment income(2) was $85 million compared to year-ago segment income of $81 million, an increase of 5%.

•	Premium Luxury – Premium Luxury segment income(2) was $77 million compared to year-ago segment income of $79 million, a decrease of 2%.

For the nine-month period ended September 30, 2018, the Company reported net income from continuing operations of $303 million, or $3.31 per share, compared to net income from continuing operations of $284 million, or $2.83 per share, for the same period in the prior year. The Company’s revenue for the nine-month period ended September 30, 2018, totaled $16.0 billion, up 1% compared to $15.9 billion for the same period in the prior year.

The third quarter conference call may be accessed by telephone at 888-769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.
The webcast will also be available on AutoNation’s website following the call under “Events & Presentations.” A playback of the conference call will be available after 1:00 p.m. Eastern Time on October 30, 2018, through November 21, 2018, by calling 800-677-9149 (passcode: 2910).

(1)
AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Audi, Lexus, and Jaguar Land Rover.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest automotive retailer, is transforming the automotive industry through its bold leadership, innovation, and comprehensive brand extensions. As of September 30, 2018, AutoNation owned and operated over 325 locations from coast to coast. AutoNation has sold over 11 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Through its Drive Pink initiative, AutoNation is committed to drive out cancer, create awareness and support critical research. AutoNation continues to be a proud supporter of the Breast Cancer Research Foundation and other cancer-related charities.
Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, or investments, including our brand extension strategies, and expectations for future results and the future performance of our franchises (including with respect to sales of used vehicles and parts and accessories) and the automotive retail industry, as well as other statements that describe our objectives, goals, or plans are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions, including changes in interest rates, fuel prices, and tariffs; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to successfully implement, and customer adoption of, our brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
New vehicle	$2,933.1	$3,108.4	$8,685.0	$8,835.5
Used vehicle	1,281.7	1,228.3	3,910.9	3,670.3
Parts and service	864.0	841.6	2,579.6	2,544.2
Finance and insurance, net	247.4	241.6	736.0	692.0
Other	23.0	12.5	89.6	109.1
Total revenue	5,349.2	5,432.4	16,001.1	15,851.1
Cost of sales:
New vehicle	2,807.7	2,963.6	8,305.1	8,408.2
Used vehicle	1,190.7	1,142.6	3,642.9	3,433.1
Parts and service	473.4	474.2	1,416.2	1,428.2
Other	22.1	6.1	87.5	89.8
Total cost of sales	4,493.9	4,586.5	13,451.7	13,359.3
Gross profit	855.3	845.9	2,549.4	2,491.8
Selling, general, and administrative expenses	626.2	607.5	1,878.3	1,814.1
Depreciation and amortization	42.9	41.4	124.0	118.0
Franchise rights impairment	—	—	8.1	—
Other income, net	(17.4)	(14.2)	(41.6)	(54.4)
Operating income	203.6	211.2	580.6	614.1
Non-operating income (expense) items:
Floorplan interest expense	(32.7)	(25.1)	(93.4)	(70.7)
Other interest expense	(28.4)	(30.0)	(90.4)	(88.0)
Interest income	0.3	0.2	0.8	0.8
Other income, net	2.3	1.6	3.3	6.4
Income from continuing operations before income taxes	145.1	157.9	400.9	462.6
Income tax provision	32.8	60.3	97.9	179.1
Net income from continuing operations	112.3	97.6	303.0	283.5
Income (loss) from discontinued operations, net of income taxes	(0.3)	(0.1)	0.3	(0.2)
Net income	$112.0	$97.5	$303.3	$283.3
Diluted earnings (loss) per share*:
Continuing operations	$1.24	$1.00	$3.31	$2.83
Discontinued operations	$—	$—	$—	$—
Net income	$1.23	$1.00	$3.31	$2.82
Weighted average common shares outstanding	90.8	97.7	91.6	100.3
Common shares outstanding, net of treasury stock, at period end	89.9	91.2	89.9	91.2

* Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	$ Variance	% Variance	2018	2017	$ Variance	% Variance
Revenue:
New vehicle	$2,933.1	$3,108.4	$(175.3)	(5.6)	$8,685.0	$8,835.5	$(150.5)	(1.7)
Retail used vehicle	1,211.6	1,151.5	60.1	5.2	3,666.1	3,438.7	227.4	6.6
Wholesale	70.1	76.8	(6.7)	(8.7)	244.8	231.6	13.2	5.7
Used vehicle	1,281.7	1,228.3	53.4	4.3	3,910.9	3,670.3	240.6	6.6
Finance and insurance, net	247.4	241.6	5.8	2.4	736.0	692.0	44.0	6.4
Total variable operations	4,462.2	4,578.3	(116.1)	(2.5)	13,331.9	13,197.8	134.1	1.0
Parts and service	864.0	841.6	22.4	2.7	2,579.6	2,544.2	35.4	1.4
Other	23.0	12.5	10.5		89.6	109.1	(19.5)
Total revenue	$5,349.2	$5,432.4	$(83.2)	(1.5)	$16,001.1	$15,851.1	$150.0	0.9
Gross profit:
New vehicle	$125.4	$144.8	$(19.4)	(13.4)	$379.9	$427.3	$(47.4)	(11.1)
Retail used vehicle	87.4	83.9	3.5	4.2	256.4	232.8	23.6	10.1
Wholesale	3.6	1.8	1.8		11.6	4.4	7.2
Used vehicle	91.0	85.7	5.3	6.2	268.0	237.2	30.8	13.0
Finance and insurance	247.4	241.6	5.8	2.4	736.0	692.0	44.0	6.4
Total variable operations	463.8	472.1	(8.3)	(1.8)	1,383.9	1,356.5	27.4	2.0
Parts and service	390.6	367.4	23.2	6.3	1,163.4	1,116.0	47.4	4.2
Other	0.9	6.4	(5.5)		2.1	19.3	(17.2)
Total gross profit	855.3	845.9	9.4	1.1	2,549.4	2,491.8	57.6	2.3
Selling, general, and administrative expenses	626.2	607.5	(18.7)	(3.1)	1,878.3	1,814.1	(64.2)	(3.5)
Depreciation and amortization	42.9	41.4	(1.5)		124.0	118.0	(6.0)
Franchise rights impairment	—	—	—		8.1	—	(8.1)
Other income, net	(17.4)	(14.2)	3.2		(41.6)	(54.4)	(12.8)
Operating income	203.6	211.2	(7.6)	(3.6)	580.6	614.1	(33.5)	(5.5)
Non-operating income (expense) items:
Floorplan interest expense	(32.7)	(25.1)	(7.6)		(93.4)	(70.7)	(22.7)
Other interest expense	(28.4)	(30.0)	1.6		(90.4)	(88.0)	(2.4)
Interest income	0.3	0.2	0.1		0.8	0.8	—
Other income, net	2.3	1.6	0.7		3.3	6.4	(3.1)
Income from continuing operations before income taxes	$145.1	$157.9	$(12.8)	(8.1)	$400.9	$462.6	$(61.7)	(13.3)
Retail vehicle unit sales:
New	79,237	86,192	(6,955)	(8.1)	232,469	241,882	(9,413)	(3.9)
Used	60,446	59,330	1,116	1.9	182,737	178,204	4,533	2.5
	139,683	145,522	(5,839)	(4.0)	415,206	420,086	(4,880)	(1.2)
Revenue per vehicle retailed:
New	$37,017	$36,064	$953	2.6	$37,360	$36,528	$832	2.3
Used	$20,044	$19,408	$636	3.3	$20,062	$19,296	$766	4.0
Gross profit per vehicle retailed:
New	$1,583	$1,680	$(97)	(5.8)	$1,634	$1,767	$(133)	(7.5)
Used	$1,446	$1,414	$32	2.3	$1,403	$1,306	$97	7.4
Finance and insurance	$1,771	$1,660	$111	6.7	$1,773	$1,647	$126	7.7
Total variable operations(1)	$3,295	$3,232	$63	1.9	$3,305	$3,219	$86	2.7

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 (%)	2017 (%)	2018 (%)	2017 (%)
Revenue mix percentages:
New vehicle	54.8	57.2	54.3	55.7
Used vehicle	24.0	22.6	24.4	23.2
Parts and service	16.2	15.5	16.1	16.1
Finance and insurance, net	4.6	4.4	4.6	4.4
Other	0.4	0.3	0.6	0.6
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	14.7	17.1	14.9	17.1
Used vehicle	10.6	10.1	10.5	9.5
Parts and service	45.7	43.4	45.6	44.8
Finance and insurance	28.9	28.6	28.9	27.8
Other	0.1	0.8	0.1	0.8
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.3	4.7	4.4	4.8
Used vehicle - retail	7.2	7.3	7.0	6.8
Parts and service	45.2	43.7	45.1	43.9
Total	16.0	15.6	15.9	15.7
Selling, general, and administrative expenses	11.7	11.2	11.7	11.4
Operating income	3.8	3.9	3.6	3.9
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	73.2	71.8	73.7	72.8
Operating income	23.8	25.0	22.8	24.6

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	$ Variance	% Variance	2018	2017	$ Variance	% Variance
Revenue:
Domestic	$1,789.7	$1,912.4	$(122.7)	(6.4)	$5,389.5	$5,557.7	$(168.2)	(3.0)
Import	1,770.6	1,789.7	(19.1)	(1.1)	5,140.2	5,123.5	16.7	0.3
Premium luxury	1,668.8	1,634.3	34.5	2.1	5,116.8	4,894.9	221.9	4.5
Total	5,229.1	5,336.4	(107.3)	(2.0)	15,646.5	15,576.1	70.4	0.5
Corporate and other	120.1	96.0	24.1	25.1	354.6	275.0	79.6	28.9
Total consolidated revenue	$5,349.2	$5,432.4	$(83.2)	(1.5)	$16,001.1	$15,851.1	$150.0	0.9

Segment income*:
Domestic	$67.2	$69.0	$(1.8)	(2.6)	$194.6	$190.5	$4.1	2.2
Import	85.3	81.0	4.3	5.3	236.2	227.9	8.3	3.6
Premium luxury	76.9	78.8	(1.9)	(2.4)	249.5	243.3	6.2	2.5
Total	229.4	228.8	0.6	0.3	680.3	661.7	18.6	2.8
Corporate and other	(58.5)	(42.7)	(15.8)		(193.1)	(118.3)	(74.8)
Add: Floorplan interest expense	32.7	25.1	7.6		93.4	70.7	22.7
Operating income	$203.6	$211.2	$(7.6)	(3.6)	$580.6	$614.1	$(33.5)	(5.5)

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	25,966	29,618	(3,652)	(12.3)	76,871	82,765	(5,894)	(7.1)
Import	37,540	40,442	(2,902)	(7.2)	107,776	111,781	(4,005)	(3.6)
Premium luxury	15,731	16,132	(401)	(2.5)	47,822	47,336	486	1.0
	79,237	86,192	(6,955)	(8.1)	232,469	241,882	(9,413)	(3.9)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018 (%)	2017 (%)	2018 (%)	2017 (%)
Domestic:
Ford, Lincoln	12.4	14.2	12.4	13.8
Chevrolet, Buick, Cadillac, GMC	10.6	10.8	11.0	10.6
Chrysler, Dodge, Jeep, Ram	9.8	9.4	9.7	9.8
Domestic total	32.8	34.4	33.1	34.2
Import:
Toyota	20.4	19.5	19.6	18.9
Honda	13.9	13.2	13.9	13.2
Nissan	5.4	6.8	5.5	6.9
Other Import	7.6	7.4	7.3	7.2
Import total	47.3	46.9	46.3	46.2
Premium Luxury:
Mercedes-Benz	6.9	6.9	7.8	7.6
BMW	5.0	4.0	4.8	4.4
Lexus	2.2	2.6	2.3	2.5
Audi	2.4	2.3	2.3	2.3
Other Premium Luxury (Land Rover, Porsche)	3.4	2.9	3.4	2.8
Premium Luxury total	19.9	18.7	20.6	19.6
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Capital expenditures (1)	$88.9	$55.9	$271.6	$224.6
Cash paid for acquisitions, net of cash acquired (2)	$65.2	$4.0	$67.9	$56.9
Proceeds from exercises of stock options	$1.8	$1.9	$16.0	$24.7
Stock repurchases:
Aggregate purchase price	$—	$400.0	$100.0	$434.9
Shares repurchased (in millions)	—	9.2	2.1	10.1

Floorplan Assistance and Expense	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Variance	2018	2017	Variance
Floorplan assistance earned (included in cost of sales)	$28.9	$31.1	$(2.2)	$87.1	$88.7	$(1.6)
New vehicle floorplan interest expense	(30.5)	(23.4)	(7.1)	(87.2)	(66.2)	(21.0)
Net new vehicle inventory carrying benefit (cost)	$(1.6)	$7.7	$(9.3)	$(0.1)	$22.5	$(22.6)

Balance Sheet and Other Highlights	September 30, 2018	December 31, 2017	September 30, 2017
Cash and cash equivalents	$52.6	$69.2	$53.3
Inventory	$3,381.3	$3,365.6	$3,408.6
Total floorplan notes payable	$3,603.3	$3,806.9	$3,630.5
Non-vehicle debt	$2,567.4	$2,703.7	$2,857.6
Equity	$2,618.0	$2,369.3	$2,200.5

New days supply (industry standard of selling days)	63 days	53 days	59 days
Used days supply (trailing calendar month days)	37 days	43 days	38 days

Key Credit Agreement Covenant Compliance Calculations (3)
Leverage ratio		2.79x
Covenant	less than or equal to	4.00x

Capitalization ratio		59.6%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with capital leases entered into during the period.
(2) Excludes capital leases and deferred purchase price commitments.
(3)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	$ Variance	% Variance	2018	2017	$ Variance	% Variance
Revenue:
New vehicle	$2,884.1	$3,016.8	$(132.7)	(4.4)	$8,533.5	$8,548.9	$(15.4)	(0.2)
Retail used vehicle	1,176.1	1,111.7	64.4	5.8	3,550.0	3,305.5	244.5	7.4
Wholesale	68.1	74.5	(6.4)	(8.6)	233.9	223.0	10.9	4.9
Used vehicle	1,244.2	1,186.2	58.0	4.9	3,783.9	3,528.5	255.4	7.2
Finance and insurance, net	243.9	235.4	8.5	3.6	724.4	672.9	51.5	7.7
Total variable operations	4,372.2	4,438.4	(66.2)	(1.5)	13,041.8	12,750.3	291.5	2.3
Parts and service	843.3	819.2	24.1	2.9	2,520.5	2,469.7	50.8	2.1
Other	23.0	12.4	10.6		89.6	108.7	(19.1)
Total revenue	$5,238.5	$5,270.0	$(31.5)	(0.6)	$15,651.9	$15,328.7	$323.2	2.1

Gross profit:
New vehicle	$123.0	$141.0	$(18.0)	(12.8)	$372.8	$415.6	$(42.8)	(10.3)
Retail used vehicle	85.4	81.4	4.0	4.9	250.6	224.7	25.9	11.5
Wholesale	3.0	2.1	0.9		6.2	4.6	1.6
Used vehicle	88.4	83.5	4.9	5.9	256.8	229.3	27.5	12.0
Finance and insurance	243.9	235.4	8.5	3.6	724.4	672.9	51.5	7.7
Total variable operations	455.3	459.9	(4.6)	(1.0)	1,354.0	1,317.8	36.2	2.7
Parts and service	381.5	358.0	23.5	6.6	1,136.7	1,083.6	53.1	4.9
Other	0.7	6.3	(5.6)		2.1	19.0	(16.9)
Total gross profit	$837.5	$824.2	$13.3	1.6	$2,492.8	$2,420.4	$72.4	3.0

Retail vehicle unit sales:
New	78,275	83,571	(5,296)	(6.3)	229,251	233,582	(4,331)	(1.9)
Used	58,666	57,065	1,601	2.8	176,678	170,343	6,335	3.7
	136,941	140,636	(3,695)	(2.6)	405,929	403,925	2,004	0.5

Revenue per vehicle retailed:
New	$36,846	$36,099	$747	2.1	$37,223	$36,599	$624	1.7
Used	$20,047	$19,481	$566	2.9	$20,093	$19,405	$688	3.5

Gross profit per vehicle retailed:
New	$1,571	$1,687	$(116)	(6.9)	$1,626	$1,779	$(153)	(8.6)
Used	$1,456	$1,426	$30	2.1	$1,418	$1,319	$99	7.5
Finance and insurance	$1,781	$1,674	$107	6.4	$1,785	$1,666	$119	7.1
Total variable operations(1)	$3,303	$3,255	$48	1.5	$3,320	$3,251	$69	2.1

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 (%)	2017 (%)	2018 (%)	2017 (%)
Revenue mix percentages:
New vehicle	55.1	57.2	54.5	55.8
Used vehicle	23.8	22.5	24.2	23.0
Parts and service	16.1	15.5	16.1	16.1
Finance and insurance, net	4.7	4.5	4.6	4.4
Other	0.3	0.3	0.6	0.7
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	14.7	17.1	15.0	17.2
Used vehicle	10.6	10.1	10.3	9.5
Parts and service	45.6	43.4	45.6	44.8
Finance and insurance	29.1	28.6	29.1	27.8
Other	—	0.8	—	0.7
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.3	4.7	4.4	4.9
Used vehicle - retail	7.3	7.3	7.1	6.8
Parts and service	45.2	43.7	45.1	43.9
Total	16.0	15.6	15.9	15.8